EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Cyber Enviro-Tech, Inc.

We hereby consent to the incorporation by reference in the registration statement of Cyber Enviro-Tech, Inc. on Form S-8 of our report dated May 19, 2026 (such report including an explanatory paragraph regarding Cyber Enviro-Tech, Inc.’s ability to continue as a going concern) with respect to the audited financial statements of Cyber Enviro-Tech, Inc. for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, FL

July 16, 2026